     Filed Pursuant to Rule 424(b)(3)
Registration No. 333-101611

Pricing Supplement No. 4
Dated November 14, 2003
(To Prospectus dated December 23, 2002, Prospectus Supplement dated February 24, 2003 and Prospectus Supplement
dated November 7, 2003)

UNITED DOMINION REALTY TRUST, INC.
Medium-Term Notes Due Nine Months or More From Date of Issue

Fixed Rate Notes

The Notes are not Discount Notes

Principal Amount: $50,000,000
Settlement Date (Original Issue Date):
  November 19, 2003
Interest Payment Dates: January 15 and July 15,
  commencing July 15, 2004
Initial Redemption Date: N/A
Annual Redemption Percentage Reduction: N/A
Exchange Rate Agent: N/A
Default Rate: N/A
Day Count: 30/360
Agent: Wachovia Capital Markets, LLC
Specified Currency: U.S. dollars
Stated Maturity Date: January 15, 2009
Authorized Denomination: A/S

Initial Redemption Percentage: N/A
Optional Repayment Date(s): N/A
Interest Rate: 4.25%
Regular Record Date(s): A/S
Additional/Other Terms: N/A
Net Proceeds to the Company: 99.500%

Agent’s Commission: Wachovia Capital Markets, LLC proposes to offer the notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale.

     “N/A” as used herein means “Not Applicable.” “A/S” as used herein means “As stated in the Prospectus Supplement referred to above.”

WACHOVIA CAPITAL MARKETS, LLC